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EXHIBIT 21

                                 SUBSIDIARIES
                                 ------------

                               State of
                            Incorporation
     Subsidiary            Or Organization            DBA
     ----------            ---------------            ---

BEST BAGELS, INC.              Indiana          Bruegger's Fresh Bagel
                                                Bakery

BRAVOKILO, INC.                Indiana          Burger King restaurant

FULL SERVICE DINING, INC.      Indiana          Spageddies restaurant

SOUTHWEST DINING, INC.         Indiana          Chili's restaurant

GRAYLING CORPORATION           Delaware         Chili's restaurant

CHILI'S OF MT. LAUREL, INC.    New Jersey       Chili's restaurant

CHILI'S OF CHRISTIANA, INC.    Delaware         Chili's restaurant

GRADY'S AMERICAN GRILL         Indiana          Grady's American
RESTAURANT CORPORATION                          Grill restaurant

GAGHC, INC.                    Delaware         Grady's American
                                                Grill restaurant

GAGLC, INC.                    Texas            Grady's American
                                                Grill restaurant

GRADY'S AMERICAN GRILL L.P.    Texas            Grady's American
                                                Grill restaurant

GRADY'S, INC.                  Tennessee        Grady's American
                                                Grill restaurant

BRUEGGER'S CORPORATION         Delaware         Bruegger's Bagel Bakery

BF HOLDING, INC.               Delaware         Bruegger's Bagel Bakery

BRUEGGER'S FRANCHISE           Delaware         Bruegger's Bagel Bakery
CORPORATION

MOHOLD FRANCHISE               Delaware         Moe's Broadway Bagel
CORPORATION
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